UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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SPEEDUS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 19, 2006

To the Stockholders of Speedus Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Speedus Corp., a Delaware corporation (“Speedus” or the “Company”), will be held at the Company’s Executive Offices, 9 Desbrosses Street, New York, New York 10013, on Tuesday, December 19, 2006, at 10:00 AM, Eastern time, or at any postponement or adjournment thereof for the following purposes:

1.

To elect five members to the Board of Directors of the Company to serve until the next annual meeting of stockholders to be held in 2007 (the “2007 Annual Meeting”) or until their successors are duly elected;

2.	To appoint independent auditors of the Company for the 2006 fiscal year to serve until the 2007 Annual Meeting or until their successors are duly elected; and
3.	To act upon such other business as may properly come before the Annual Meeting.

In accordance with the provisions of the Company’s By-Laws, the Board of Directors has fixed the close of business on October 27, 2006 as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

There are two options for voting your proxy. You can vote by telephoning a toll-free number or by completing, signing and returning the enclosed proxy card in the envelope provided. In either case, please follow the instructions on the proxy card. To ensure that your shares are represented at the Annual Meeting, you are urged to vote your proxy in one of these fashions. You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person.

Your attention is directed to the accompanying Proxy Statement.

By Order of the Board of Directors
Shant S. Hovnanian
Chairman, President and
Chief Executive Officer

November 10, 2006

9 Desbrosses Street, Suite 402

New York, New York 10013

__________________________

ANNUAL MEETING OF STOCKHOLDERS

December 19, 2006

__________________________

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Speedus Corp. (“Speedus” or the “Company”), a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company to be held at the Company’s Executive Offices, 9 Desbrosses Street, New York, New York 10013, on Tuesday, December 19, 2006, at 10:00 AM, Eastern time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying form of proxy are first being mailed to stockholders on or about November 10, 2006.

Only holders of record of the Company’s common stock, par value $.01 per share (“Common Stock”), at the close of business on October 27, 2006 (the “Record Date”), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date and entitled to vote was 16,019,290. Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

At the Annual Meeting, stockholders will be asked to:

(1) elect five directors (the “Nominees”) to the Board to serve until the 2007 Annual Meeting or until their successors are duly elected (the “Board Proposal”); and

(2) appoint the firm of PricewaterhouseCoopers LLP, independent auditors, to serve as the Company’s independent auditors for the 2006 fiscal year until the 2007 Annual Meeting (the “Independent Auditors Proposal” and, such proposals collectively, “the Proposals”).

At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

QUORUM AND VOTE REQUIREMENTS

The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. The Proposals will be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Broker “non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Broker “non-votes” are only counted for purposes of determining whether a quorum is present and, therefore, will not be included in vote totals and will have no effect on the outcome of the votes on the proposals to be acted upon at the Annual Meeting. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to the proposals to be acted upon at the Annual Meeting.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, OR ON BEHALF OF, THE BOARD. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD.

All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions given. If no instructions are provided in an executed proxy, it will be voted (1) FOR the Board Proposal, (2) FOR the Independent Auditors Proposal, and in accordance with the proxyholder’s best judgment as to any other business raised at the Annual Meeting. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

The Company will bear the costs of soliciting proxies, which will be done initially by mail. Directors, officers and employees of the Company personally, by telephone or otherwise, may solicit proxies but will not be specifically compensated for such services. Arrangements have been made with brokerage firms and other nominees to forward proxy materials to beneficial owners of the Company’s Common Stock. The Company will pay these entities customary and reasonable fees and expenses. The Company may also retain third parties for advisory, information agent and ballot solicitation services. The Company will pay these third parties customary and reasonable fees and expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 30, 2006 with respect to the beneficial ownership of our stock by (i) each person known by us to be the beneficial owner of more than 5% of the Common Stock; (ii) each person serving as a director or director nominee of the Company; (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect thereto.

	Common Stock Beneficially Owned (1)
Beneficial Owner	Number	Percent

Shant S. Hovnanian (2)(3)	4,604,317	28.7
Vahak S. Hovnanian (4)	3,125,133	19.5
William F. Leimkuhler (5)	110,250	*
Jeffrey Najarian (6)	90,000	*
Christpher Vizas (7)	80,000	*
Thomas M. Finn (8)	133,408	*
John Kallassy (9)	460,833	2.9
XO Holdings, Inc. (10)	2,000,000	12.5

All Directors and Executive Officers as
a group (total 7 persons)	8,603,941	53.7

(1)           Pursuant to the regulations of the Securities and Exchange Commission (the “Commission”), shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

(2)           Includes options to purchase 1,033,100 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable.

(3)           Includes 137,500 shares of Common Stock owned by Mr. Shant S. Hovnanian’s minor children for which Mr. Hovnanian, as custodian, has sole voting power.

(4)           Includes options to purchase 112,500 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 10,000 shares of Common Stock that will be automatically granted upon election to the Board at the 2006 Annual Meeting.

(5)          Includes options to purchase 110,250 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 10,000 shares of Common Stock that will be automatically granted upon election to the Board at the 2006 Annual Meeting.

(6)           Includes options to purchase 90,000 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 10,000 shares of Common Stock that will be automatically granted upon election to the Board at the 2006 Annual Meeting.

(7)           Includes options to purchase 80,000 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable, including options for 10,000 shares of Common Stock that will be automatically granted upon election to the Board at the 2006 Annual Meeting.

(8)           Includes options to purchase 133,408 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable.

(9)           Includes options to purchase 370,833 shares of Common Stock pursuant to the Stock Incentive Plan, which are fully vested and exercisable.

(10)         Pursuant to a Stock Purchase Agreement dated as of June 13, 1999, the Company is required to use all reasonable efforts, subject to fiduciary duties under applicable law, to cause an XO Communications, Inc. representative to be elected to the Company’s Board.

In addition, Verizon Communications Inc., formerly Bell Atlantic Corporation, has the right to appoint one director to the Board, so long as Verizon shall hold at least 1% of the shares of Common Stock outstanding on a fully diluted basis.

EXECUTIVE OFFICERS OF THE COMPANY

The table below sets forth the names, ages and titles of the persons who were executive officers of the Company as of September 30, 2006.

Name	Age	Position

Shant S. Hovnanian	47	Chairman of the Board of Directors,
		President and Chief Executive Officer
Thomas M. Finn	58	Secretary, Treasurer and Chief
		Financial Officer
John A. Kallassy	42	Executive Vice President

Shant S. Hovnanian has served as our Chairman of the Board of Directors, President and Chief Executive Officer since October 1995. From June 1980 until January 1991, Mr. Hovnanian served as Executive Vice President of the V. S. Hovnanian Group (the “Hovnanian Group”), consisting of home building operations, real estate development and utility companies. In 1995, Mr. Hovnanian served as a U.S. Delegate to the World Radio Conference of the International Telecommunications Union in Geneva, Switzerland. Mr. Hovnanian is the son of Mr. Vahak S. Hovnanian.

Thomas M. Finn has served as Secretary, Treasurer and Chief Financial Officer since March 2003. Mr. Finn has been a consultant since 1994. Prior to that time, Mr. Finn was a Senior Vice President of Integrated Resources, Inc., a diversified financial services firm, and was the Chief Financial Officer of Integrated’s publicly-traded investment programs, including American Real Estate Partners, L.P., a New York Stock Exchange master limited partnership. Previously, Mr. Finn was an Audit Manager for Deloitte & Touche LLP. Mr. Finn is a graduate of Long Island University.

John A. Kallassy has served as Executive Vice President since September 2000 and Chief Executive Officer of Zargis Medical Corp. since November 2004. In addition to developing and executing Zargis’ business strategy, Mr. Kallassy is also responsible for evaluating new business investment opportunities at Speedus within several business sectors. Prior to his leadership roles at Speedus and Zargis, Mr. Kallassy was a founder and Chief Executive Officer of American Data Consultants, Inc. (ADC), a firm specializing in information services, direct marketing and marketing research. Mr. Kallassy sold ADC to R.L. Polk in 1997 and continued his employment for three years at R.L. Polk as the ADC division president and later as a corporate vice president where he led the product management and analytical consulting groups for a $100 million business unit that was ultimately sold to Equifax Inc. Mr. Kallassy holds a Bachelor of Science Degree in Biochemistry that was completed at Leeds University in Leeds, England and earned his MBA from the Johnson School of Management at Cornell University.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance and Nominating Committee

The Governance and Nominating Committee of the Board (the “Nominating Committee”), currently consists of Christopher Vizas (Chairman), William F. Leimkuhler and Jeffrey Najarian, all independent non-employee directors. The Nominating Committee identifies and submits on an annual basis to the full Board nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders.

The Nominating Committee will consider suggested nominees to be placed on the ballot for election to the Board at each annual meeting of stockholders in accordance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Nominating Committee may receive recommendations for director nominees from a variety of sources, including stockholders, management, Board members and third party search firms. Stockholders may recommend any person to be a director of the Company by writing to the Company’s Secretary. Each submission must include (i) a brief description of the candidate, (ii) the candidate’s name, age, business address and residence address, (iii) the candidate’s principal occupation and the number of shares of the Company’s capital stock beneficially owned by the candidate and (iv) any other information that would be required under the rules of the Securities and Exchange Commission in a proxy statement listing the candidate as a nominee for director. Recommended candidates may be required to provide additional information.

The Nominating Committee will review all candidates and subject all candidates to the same review criteria. Board members should be qualified, dedicated and ethical individuals who have experience relevant to the Company’s operations and understand the complexities of the Company’s business environment. The Nominating Committee further develops recommendations regarding the appropriate skills and characteristics required of Board members in the context of the current composition of the Company’s Board, and these recommendations are submitted to the Board for review and approval. In conducting this assessment, the Nominating Committee considers knowledge, skills, experience in business, finance, administration, relevant technical disciplines and other attributes that the Nominating Committee determines will contribute to the Company’s success and achievement of its business goals. In addition, at least a majority of the Company’s Board must be independent, all members of the Audit Committee must be independent and also satisfy heightened independence and qualification criteria and all of the members of the Compensation Committee and the Nominating Committee must be independent.

The Nominating Committee has adopted a charter which is available in the Investor Relations section of the Company’s website at www.speedus.com.

Audit Committee

The Audit Committee of the Board currently consists of William F. Leimkuhler (Chairman), Jeffrey Najarian and Christopher Vizas, all independent non-employee directors. The Audit Committee has the duties and responsibilities set out in the Audit Committee Charter. Those include: selection and appointment of the independent auditor, review of its independence and of other services provided by it, and of the fees and other arrangements regarding its services; review with the independent auditor and management of the scope of the audit, and of significant financial reporting issues and judgments; review with the independent auditor and management of the annual audited financial statements and of the quarterly financial statements; and review with the independent auditor and management of the quality and adequacy of internal controls. The Board has determined that Mr. Leimkuhler is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission.

The Audit Committee has adopted a charter which is available in the Investor Relations section of the Company’s website at www.speedus.com.

Compensation Committee

The Compensation Committee of the Board currently consists of Jeffrey Najarian (Chairman), Christopher Vizas and William F. Leimkuhler, all independent non-employee directors. The Compensation Committee establishes and administers the Company’s policies regarding compensation. In addition, the Compensation Committee, as well as the Board of Directors, administers the Company’s Stock Incentive Plan and determines which eligible employees and consultants of the Company may participate in the Plan and the type, extent and terms of the awards to be granted to them.

Code of Ethics

The Company is committed to conducting its business in accordance with applicable laws, rules and regulations and to full and accurate financial disclosure in compliance with applicable law. In order to promote honest and ethical conduct, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, employees and agents of the Company and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

The Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available in the Investor Relations section of the Company’s website at www.speedus.com.

Board of Directors Meetings; Board Committee Meetings

During 2005, the Board met two times, the Audit Committee met five times and the Nominating and Compensation Committees each met one time. All of the directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the board on which he served during the periods that he served, except for Mr. Vahak S. Hovnanian. The Company encourages but does not require Director attendance at its annual meeting of stockholders; however, all Directors attended the 2005 Annual Meeting.

Communication with the Board of Directors

You can contact any Director by writing to such Director c/o Corporate Secretary, Speedus Corp., 9 Desbrosses Street, Suite 402, New York, New York, 10013. The Corporate Secretary will promptly forward any communication unaltered to the Director.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the Exchange Act, the Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established by the Commission and the Company is required to disclose in this Proxy Statement any failure by such persons to file these reports in a timely manner during the 2005 fiscal year. For the 2005 fiscal year, Mr. Kallassy failed to file a Form 4 (Statement of Changes in Beneficial Ownership) for a stock option grant. Mr. Shant S. Hovnanian failed to file 3 Form 4s for the acquisition of Common Stock in his IRA. Messrs. Vahak S. Hovnanian, Leimkuhler, Najarian and Vizas failed to file Form 4 for automatic option grants upon election to the Board at the 2005 meeting. Messrs. Shant S. Hovnanian, Vahak S. Hovnanian, Leimkuhler, Najarian, Vizas, Finn and Kallssy failed to file Form 5 (Annual Statement of Changes in Beneficial Ownership of Securities). All such filings have since been made.

EXECUTIVE COMPENSATION

The following table shows, for the fiscal years ended December 31, 2005, 2004 and 2003, the cash compensation paid, as well as certain other compensation paid or accrued for those years, to each of the most highly compensated executive officers of the Company in 2005 (the “Named Executive Officers”) in all capacities in which they served. See Employment Agreements.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Compen- sation (1)	Securities Underlying Options (#)	All Other Compen- sation
Shant S. Hovnanian	2005	$250,000	$—	$158,411	—	$—
Chairman of the Board of Directors,	2004	250,000	2,845,186	144,000	—	$—
President and Chief Executive Officer	2003	250,000	—	140,000	—	—

Thomas M. Finn	2005	$191,000	$—	$—	—	$—
Secretary, Treasurer and Chief	2004	198,000	—	—	—	—
Financial officer	2003	152,000	—	—	100,000	—

John A. Kallassy	2005	$216,666	$12,500	$—	100,000	$—
Executive Vice President	2004	175,000	50,000	—	—	—
	2003	175,000	50,000	—	—	—

(1) Under the terms of his employment contract, Mr. Hovnanian is entitled to certain benefits. See ’Employment Agreements’. The amount shown in the table above represents the total cost of these items to the Company without adjustment for the portion of these costs allocable to business use by the Company.

In addition, in February 2004, the Company’s wholly-owned subsidiary, CellularVision Technology & Telecommunications, L.P. (CT&T), received $15 million from a former international licensee in settlement of litigation that CT&T instituted in May 2001. In connection with the settlement and as provided under the terms of his employment agreement, Mr. Hovnanian received a contingent participation in the proceeds of the settlement in the amount of $2,845,186.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise or Base	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Year	Price	Date	5%	10%

John Kallassy	100,000	47.6%	$1.50	7/14/15	$94,000	$239,000

AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the number and value of unexercised Options that were held by the Named Executive Officers as of December 31, 2005. None of the Named Executive Officers exercised any options during 2005.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options Exercisable/ Unexercisable

Shant S. Hovnanian	0	$ —	633,100	/ 0	$ 43,403 /	$ 0
Thomas M. Finn	0	—	124,238	/ 9,170	2,727 /	18
John A. Kallassy	0	—	337,500	/ 100,000	19,913 /	0

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2005 for all compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for further issuance
Equity compensation plans
approved by security holders	1,726,459	$2.32	1,169,368

Equity compensation plans not
approved by security holders

Total	1,726,959	$2.32	1,169,368

Employment Agreements

Shant S. Hovnanian, Chairman and Chief Executive Officer of the Company, has been acting under the terms of an employment agreement that expired April 25, 2005. That agreement provided that Mr. Hovnanian will act as our President and Chief Executive Officer. The agreement had a three-year term and provided for an annual salary of $250,000. Under the agreement, Mr. Hovnanian was entitled to be considered for annual performance based bonuses targeted at 50% or greater of his base salary and a contingent bonus based on certain performance factors, use of a Company apartment and car, a country club membership (that Mr. Hovnanian has not taken) and a $1,000,000 term life insurance policy with the beneficiary designated by Mr. Hovnanian. Under that agreement, Mr. Hovnanian was also granted 250,000 options to purchase shares of our Common Stock at the market value as of the effective date of the agreement. The options were fully vested and immediately exercisable.

In April 2006, the Compensation Committee of the Board of Directors approved a new employment agreement for Mr. Shant S. Hovnanian, effective as of April 1, 2006. The new agreement has a three-year term and provides for an annual salary of $275,000. Under the agreement, Mr. Hovnanian is entitled to be considered for an annual performance based bonus targeted at 50% or greater of his base salary, use of a Company apartment and car, a country club membership (which Mr. Hovnanian has not taken) and a $2,000,000 term life insurance policy with the beneficiary designated by Mr. Hovnanian. Under the new agreement, Mr. Hovnanian was also granted 400,000 options in August 2006 to purchase shares of our Common Stock at the market value as of the effective date of the agreement. The options are fully vested and immediately exercisable.

We entered into an employment agreement effective September 5, 2000 with Mr. John A. Kallassy. The agreement provides that Mr. Kallassy will act as our Executive Vice President. The agreement, which has no term, provides for an annual salary of $175,000, subject to periodic review, and annual bonuses aggregating $50,000 based on the executive’s attainment of certain performance goals. Under this agreement, Mr. Kallassy was granted 225,000 options to purchase shares of our Common Stock at the market value as of the effective date of the agreement. 18,750 of these options were fully vested and immediately exercisable at the date of grant. Of the balance, 18,750 options become exercisable each three months after September 5, 2000 and all options are now fully vested and exercisable. In 2005, Mr. Kallassy’s bonus and salary were combined and the aggregate total paid as salary.

Director Compensation

During 2005, our Directors who are not officers or employees (“Non-Employee Directors”) received an annual retainer of $24,000. Mr. Leimkuhler received an additional retainer for services as a Director of two of the Company’s majority-owned subsidiaries, as lead outside director of the Company and as the Chairman of the Company’s Audit Committee in the aggregate amount of $48,000. Mr. Vizas received an additional retainer for services as a Director of two of the Company’s subsidiaries and as the Chairman of the Company’s Governance and Nominating Committee in the aggregate amount of $48,000. In addition, upon their initial election to the Board, new Non-Employee Directors are granted options to purchase 5,000 shares of Common Stock that are fully vested and immediately exercisable. Upon the date of each annual meeting, Non-Employee Directors are granted options at fair market value to purchase an additional 10,000 shares of Common Stock that are fully vested and immediately exercisable. Our Directors of the Company who are officers or employees do not receive any additional compensation for serving on the Board or on any Board committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policy. The Company’s compensation policy for all of its executive officers is formulated and administered by the Compensation Committee of the Board. The Compensation Committee, as well as the Board of Directors, also administers the Company’s Stock Incentive Plan, under which grants of various stock-based incentives may be made to employees (including executive officers), directors and consultants.

The primary goals of the Company’s compensation policy are to attract, retain and motivate skilled executive officers and to provide incentives for them to act in the best interests of the Company’s stockholders. In determining the level of executive compensation, certain quantitative and qualitative factors, including, but not limited to, the Company’s operating and financial performance, the individual’s level of responsibilities, experience, commitment, leadership and accomplishments relative to stated objectives, and marketplace conditions are taken into consideration.

Chief Executive Officer’s Compensation. Shant S. Hovnanian, Chairman and Chief Executive Officer of the Company, has been acting under the terms of an employment agreement that expired April 25, 2005. That agreement provided that Mr. Hovnanian will act as our President and Chief Executive Officer. The agreement had a three-year term and provided for an annual salary of $250,000. Under the agreement, Mr. Hovnanian was entitled to be considered for annual performance based bonuses targeted at 50% or greater of his base salary and a contingent bonus based on certain performance factors, use of a Company apartment and car, a country club membership (that Mr. Hovnanian has not taken) and a $1,000,000 term life insurance policy with the beneficiary designated by Mr. Hovnanian. Under that agreement, Mr. Hovnanian was also granted 250,000 options to purchase shares of our Common Stock at the market value as of the effective date of the agreement. The options were fully vested and immediately exercisable.

In April 2006, the Compensation Committee of the Board of Directors approved a new employment agreement for Mr. Shant S. Hovnanian, effective as of April 1, 2006. The new agreement has a three-year term and provides for an annual salary of $275,000. Under the agreement, Mr. Hovnanian is entitled to be considered for an annual performance based bonus targeted at 50% or greater of his base salary, use of a Company apartment and car, a country club membership (which Mr. Hovnanian has not taken) and a $2,000,000 term life insurance policy with the beneficiary designated by Mr. Hovnanian. Under the new agreement, Mr. Hovnanian was also granted 400,000 options in August 2006 to purchase shares of our

Common Stock at the market value as of the effective date of the agreement. The options are fully vested and immediately exercisable.

Executive Officer Compensation. For 2005, compensation accrued or paid to the executive officers of the Company was determined pursuant to the terms of the employment agreements negotiated by the Company with the executives. During 2005, no discretionary compensation was accrued or paid to executive officers except that set by their respective employment agreements. A summary of the key provisions of these employment agreements is included under the heading “Employment Agreements” above.

Section 162(m) of the Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductibility by the Company of compensation paid in any one year to any executive officer named in the Summary Compensation Table to $1,000,000. Option awards under the Plan made in conformity with the “performance-based” exemption from Section 162(m) will be exempt from the limits of Section 162(m). While the Company’s policy has always been to pursue a strategy of maximizing deductibility of compensation for all of its employees, the Compensation Committee believes it is important to maintain the flexibility to take actions it considers to be in the best interest of the Company and its stockholders, which may be based on considerations in addition to Section 162(m). In 2004, as provided under the terms of his employment contract, Shant S. Hovnanian, Chairman of the Board and Chief Executive Officer of the Company, received a contingent participation in the proceeds of the settlement in the amount of $2,845,186 when CT&T received $15 million from a former international licensee in settlement of litigation that CT&T instituted in May 2001. Except as stated in the preceding sentence, through 2005 none of the executive officers were paid cash compensation in excess of $1,000,000.

By the Compensation Committee

of the Board of Directors:

Jeffrey Najarian (Chairman)

Christopher Vizas

William F. Leimkuhler

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is currently comprised of three independent directors. It operates under a written Charter adopted by the Board of Directors. The members of the Committee are William F. Leimkuhler (Chairman), Jeffrey Najarian and Christopher Vizas.

Management is responsible for the Company’s internal control, financial statements and the financial reporting process. PricewaterhouseCoopers LLP served as the Company’s independent public accountants in 2005 and is responsible for expressing an opinion on those financial statements based upon an audit in accordance with auditing standards generally accepted in the United States of America. The Committee’s responsibilities include the monitoring and oversight of these processes.

The Committee has met and held discussions with management and PricewaterhouseCoopers. The Committee has also reviewed and discussed the 2005 quarterly and annual consolidated financial statements with management and PricewaterhouseCoopers. The Committee has also discussed with PricewaterhouseCoopers matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

PricewaterhouseCoopers has also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the Committee discussed with PricewaterhouseCoopers that firm’s independence.

Based upon the Committee’s review and discussion of the 2005 annual consolidated financial statements with management and PricewaterhouseCoopers, the Committee recommended to the Board of Directors that the Company’s audited 2005 consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

By the Audit Committee

of the Board of Directors:

William F. Leimkuhler (Chairman)

Jeffrey Najarian

Christopher Vizas

PERFORMANCE GRAPH

The following graph compares the cumulative return on the Company’s Common Stock for the last five years with the Total Return Index for both The Nasdaq Stock Market (US) (the “NNM Index”) and Nasdaq Telecommunications Stocks (the “Peer Group”), as prepared for Nasdaq by the Center for Research in Security Prices.

The performance graph assumes (i) $100 was invested on January 1, 2001 and (ii) reinvestment of dividends. Each measurement point on the graph below represents the cumulative stockholder return as measured by the last sale price at the end of each quarterly period from January 1, 2001 through December 31, 2005.

[LINE GRAPH]

INDEXED RETURNS [1/1/01 = 100]

	RETURN DEC. 2001	RETURN DEC. 2002	RETURN DEC. 2003	RETURN DEC. 2004	RETURN DEC. 2005

NNM Index	$106.36	$73.53	$109.94	$119.64	$122.19

Peer Group	$76.02	$34.99	$58.20	$62.06	$58.97

Speedus	$97.80	$84.62	$152.75	$314.29	$129.67

PROPOSAL 1—THE BOARD PROPOSAL

The Board currently consists of five directors (with six vacancies) who are elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. The Nominating Committee has designated the Nominees listed below for election as directors to the Board to serve until the 2006 Annual Meeting or until their successors are duly elected and qualified. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying proxy card will vote for such other nominee, if any, in their discretion as may be recommended by the Nominating Committee.

NOMINEES

Name	Age	Position
Shant S. Hovnanian	47	Chairman of the Board of Directors,
		President and Chief Executive Officer
Vahak S. Hovnanian	74	Director
William F. Leimkuhler	55	Director
Jeffrey Najarian	47	Director
Christpher Vizas	56	Director

Shant S. Hovnanian has served as our Chairman of the Board of Directors, President and Chief Executive Officer since October 1995. From June 1980 until January 1991, Mr. Hovnanian served as Executive Vice President of the V. S. Hovnanian Group (the “Hovnanian Group”), consisting of home building operations, real estate development and utility companies. In 1995, Mr. Hovnanian served as a U.S. Delegate to the World Radio Conference of the International Telecommunications Union in Geneva, Switzerland. Mr. Hovnanian is the son of Mr. Vahak S. Hovnanian.

Vahak S. Hovnanian has served as a Director since October 1995. Mr. Hovnanian has been Chairman of the Board and President of the Hovnanian Group since 1968. Mr. Hovnanian is the father of Mr. Shant S. Hovnanian.

William F. Leimkuhler has served as a Director since September 2000. Mr. Leimkuhler is the General Counsel and Director of Business Development of Paice Corporation, a privately held developer of advanced vehicle powertrains. Mr. Leimkuhler is also a director of Integral Systems, Inc. and U.S. Neurosurgical, Inc. From 1994 through 1999, he held various positions with Allen & Company, a New York investment banking firm, initially serving as the firm’s General Counsel. Prior to that, Mr. Leimkuhler was a corporate partner with the New York law firm of Werbel & Carnelutti (now Heller Ehrman White & McAuliffe).

Jeffrey Najarian has served as a Director since October 2000. Mr. Najarian has been Chief Executive Officer of Starpoint Solutions, Inc., formerly TIS Worldwide, Inc., since its inception in 1992. A creator and founder of Starpoint, he has been instrumental in building one of the country’s fastest growing, privately-held companies, as cited by Inc. magazine. From 1984-1992, Mr. Najarian worked at Setford-Shaw-Najarian, a recruiting/placement firm for technology specialists, becoming a partner after only three years. He led the staff in billing, propelling SSN to become a leading search firm for Wall Street banks.

Christopher Vizas has served as a Director since July 2001. Mr. Vizas is a principal in the strategic advisory firm of East Wind Partners. He serves as non-executive Chairman of the Board of i1, Inc., a privately held, Chinese software provider, as well as a member of the Boards of a few other privately held companies. Mr. Vizas’ positions during the 1990s included Chairman of eGlobe, Inc, a turn around company reorganized under Chapter 11 of the Bankruptcy Act, CEO of  Quo Vadis International, Managing Director of Kouri Capital Group and its Telecommunications & Technology affiliate, and founder and Vice Chairman of Orion Network Systems. Earlier in his career, he was a founder and part of the management in Trinity Cellular and Asia Pacific Space & Communications. Mr. Vizas served in the White House Office of Telecommunications Policy in the Ford Administration, as Special Counsel to the U.S. Privacy Commission, and on congressional staff.

Recommendation and Vote

Approval of the election of the Nominees to the Board requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board recommends a vote FOR the election of the Nominees to the Board.

PROPOSAL 2—THE INDEPENDENT AUDITORS PROPOSAL

Upon the recommendation of the Audit Committee of the Board, the Board proposes that the stockholders appoint the firm of PricewaterhouseCoopers LLP to serve as the independent auditors of the Company for the 2006 fiscal year until the 2007 Annual Meeting. PricewaterhouseCoopers has served as the Company’s independent auditors since the 1996 fiscal year. A representative of PricewaterhouseCoopers will attend the Annual Meeting, and will be available to respond to questions and may make a statement if he or she so desires.

Audit Fees represent fees for services rendered in connection with the annual audit and quarterly reviews of the Company’s financial statements. For the years ended December 31, 2005 and 2004, the Company paid or accrued $177,500 and $180,000, respectively, for audit fees to PricewaterhouseCoopers LLP.

Audit - Related Fees represent fees for services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not reported as Audit Fees. For the years ended December 31, 2005 and 2004, the Company did not pay or accrue any amounts for audit related fees.

Tax Fees represent fees for services rendered in connection with tax compliance, tax advice and tax planning. For the years ended December 31, 2005 and 2004, the Company paid or accrued $102,100 and $50,000, respectively, for tax fees to PricewaterhouseCoopers LLP.

All Other Fees represent fees for services rendered other than those described above. For the years ended December 31, 2005 and 2004, the Company did not pay or accrue any amounts for these services.

The Audit Committee of the Company’s Board of Directors has established a policy requiring its pre-approval of all audit and non-audit services provided by its independent auditors. The policy requires the general pre-approval of annual audit services and all other permitted services.

All of the audit and non-audit services described above were approved by the Audit Committee and not pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The Audit Committee has also considered whether the provision of non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Recommendation and Vote

Approval of the Independent Auditors Proposal requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting.

The Board recommends a vote FOR the approval of the Independent Auditors Proposal.

OTHER BUSINESS OF THE MEETING

The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, since matters which management of the Company is not now aware of may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting on these matters. The persons named in the proxies intend to vote, act and consent in accordance with their best judgment with respect to these matters. Upon receipt of proxies in time for voting, the shares represented will be voted as indicated thereon and in this Proxy Statement.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 IS INCLUDED IN THIS MAILING WITH THE PROXY STATEMENT. ADDITIONAL COPIES MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER UPON WRITTEN REQUEST TO SPEEDUS CORP., 9 DESBROSSES STREET, SUITE 402, NEW YORK, NEW YORK 10013; BY CALLING US AT 888.773.3669, EXT 26, OR BY VISITING OUR WEBSITE AT WWW.SPEEDUS.COM.

By Order of the Board of Directors
Shant S. Hovnanian
Chairman, President and
Chief Executive Officer

November 10, 2006

PROXY CARD

SPEEDUS CORP.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Card. There are four proposals related to the management and operation of Speedus Corp. (the “Company”) that require your immediate attention. These are discussed in detail in the enclosed Proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy Card to indicate how your shares will be voted. Then sign the card, detach it and return your Proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders of the Company to be held on December 19, 2006.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Shant S. Hovnanian

Chairman, President and

Chief Executive Officer

SPEEDUS CORP.

9 Desbrosses Street, Suite 402

New York, New York 10013

Annual Meeting of Stockholders – December 19, 2006

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shant S. Hovnanian and Thomas M. Finn as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 2006 Annual Meeting of Stockholders of Speedus Corp. to be held at the Company’s Executive Offices, 9 Desbrosses Street, New York, New York 10013, on Tuesday, December 19, 2006, at 10:00 AM, Eastern time, and at any adjournment or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with his judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and act on the following matters set forth in such notice as specified by the undersigned. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the Annual Meeting or at any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2.

THE SUBMISSION OF THIS PROXY, IF PROPERLY EXECUTED, REVOKES ALL PRIOR PROXIES.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED? ____________________________

DO YOU HAVE ANY COMMENTS? ____________________________

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

SPEEDUS CORP.

Mark box at right if an address change or comment has been noted on the reverse side of this Proxy Card. ☐

CONTROL NUMBER:

RECORD DATE SHARES:

1. To elect to the Board of Directors the five directors listed below currently serving thereon to serve until the Company’s 2007 Annual Meeting of Stockholders or until their successors are duly elected.

(01) Shant S. Hovnanian

(02) Vahak S. Hovnanian

(03) William F. Leimkuhler

(04) Jeffrey Najarian

(05) Christopher Vizas

For All Nominees	☐
Withhold From All Nominees	☐

☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company.

For	☐
Against	☐
Abstain	☐

Please be sure to sign and date this Proxy Card.

Date ____________

Stockholder sign here _________________

Co-owner sign here _________________